UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Specialty Underwriters’ Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2006
Dear Stockholders:
      It is my pleasure to invite you to our 2006 annual stockholders meeting. The meeting will be held on May 2, 2006 at 8:00 a.m. CST at 222 South Riverside Plaza, 19th Floor, in the DuPage County Room, Chicago, IL 60606.
      On the following pages you will find the formal notice of the annual meeting and proxy materials. Only stockholders of record of the Company’s common stock, $01. par value per share, (the “Common Stock”) at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Holders of the Company’s Class B Common Stock are not entitled to vote on the matters to be presented at the meeting. The vote of each stockholder entitled to vote at the meeting is important. Please be sure to mark, sign and return the enclosed proxy card so that your shares will be represented. Even if you have executed a proxy, you may still attend the annual meeting and vote your shares in person. In addition to casting your ballot for the items to be voted upon, you will be afforded an opportunity to ask questions and express your views on Specialty Underwriters’ Alliance, Inc.’s operations.
      I appreciate the continuing interest and support of our stockholders and look forward to seeing many of you at the annual meeting.

Sincerely,

Chairman of the Board and Chief Executive Officer

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 2, 2006

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Specialty Underwriters’ Alliance, Inc. (the “Company”) will be held on May 2, 2006 at 222 South Riverside Plaza, 19th Floor, in the DuPage County Room, Chicago, IL 60606 at 8:00 a.m. CST for the following purposes:

1. to elect seven directors for a term of one year (page 2);

2. to ratify the appointment of PricewaterhouseCoopers LLP as an independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 (page 4); and

3. to transact such other business as may properly come before the meeting, or any adjournment thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record of the Company’s common stock, $01. par value per share, (the “Common Stock”) at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Holders of the Company’s Class B Common Stock are not entitled to vote on the matters to be presented at the meeting.

By order of the Board of Directors

Courtney C. Smith
Chairman of the Board
Dated: April 3, 2006
Chicago, IL
IMPORTANT:
REGARDLESS OF HOW MANY SHARES OF COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
222 South Riverside Plaza
Chicago, IL 60606

PROXY STATEMENT

       The accompanying Proxy is solicited by the Board of Directors of Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 2, 2006, at 8:00 a.m. CST, or any adjournment thereof.
      The Company has two classes of common stock, common stock, $.01 par value per share (“Common Stock”), and Class B Common Stock, $.01 par value per share (“Class B Common Stock”). Holders of Common Stock are entitled to one vote per share on all matters to be presented at the Meeting. Holders of Class B Common Stock are not entitled to vote on the matters to be presented at the Meeting. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refers to holders of Common Stock.
      Only holders of record of shares of Common Stock at the close of business on March 31, 2006 (the “record date”) are entitled to notice of and to vote at the Meeting. On the record date, there were 14,680,688 shares of our Common Stock outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on page 17.
      The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements also may be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.
      Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
      There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”). It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 3, 2006. Additionally, you can access a copy of the Annual Report on the Company’s website at www.suainsurance.com.
      Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors are elected by a plurality, and the seven nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the Meeting and entitled to vote on the matter is required to approve such matter.

      A list of our stockholders will be available for inspection for any purpose germane to the Meeting during normal business hours at our offices at least ten days prior to the Meeting.
      Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company on or prior to December 5, 2006 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely.
      It is expected that the following business will be considered at the meeting and action taken thereon:
PROPOSAL 1:
ELECTION OF DIRECTORS
      Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The authorized number of directors is presently seven. Each of the current directors has been nominated by the Nominating and Corporate Governance Committee and has decided to stand for re-election. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.
      The following table sets forth certain information with respect to the nominees:
NOMINEES FOR ELECTION

Name	Age	Served as a Director Since

Courtney C. Smith(4)	58	2003
Peter E. Jokiel(4)	58	2003
Robert E. Dean(1)(2)	54	2004
Raymond C. Groth(2)(3)	59	2004
Robert H. Whitehead(1)(4)	72	2004
Russell E. Zimmermann(1)(3)	65	2004
Paul A. Philp(2)(3)	57	2005

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Executive Committee
      All directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.
      Courtney C. Smith has served as the Chairman of our Board since May 2004, and has served as our President and a director since April 2003 and as our Chief Executive Officer since December 2003. Mr. Smith has over 30 years of experience in the property and casualty insurance industry. From April 1999 to April 2002, Mr. Smith was Chief Executive Officer and President of TIG Specialty Insurance, or TIG, a leading specialty insurance underwriter. While at TIG, Mr. Smith was instrumental in restructuring the company and changed TIG from an outsourced company to a controlled program specialty company. From November 1992 to March 1999, Mr. Smith was Chairman, Chief Executive Officer and President of Coregis Group, Inc., an insurer specializing in program business consolidated from the various Crum &

Forster companies. Prior thereto, he served in various executive positions at Industrial Indemnity, American International Group, or AIG, and Hartford Insurance Group. Mr. Smith is a member of the Society of Chartered Property and Casualty Underwriters, served on the advisory board of Illinois State University’s Katie Insurance School, was a member of the Board of Directors of the Alliance of American Insurers and was a trustee of American Institute of CPCU/ Insurance Institute of America.
      Peter E. Jokiel has served as our Chief Financial Officer, Treasurer and a director since December 2003 and has served as our Executive Vice President since June 2004. Mr. Jokiel has over 30 years experience in the insurance industry. From April 1997 to January 2001, Mr. Jokiel was President and Chief Executive Officer of CNA Financial Corporation’s life operations. From November 1990 to April 1997, he was Chief Financial Officer of CNA Financial Corporation, or CNA. Prior to that time, Mr. Jokiel served in various senior management positions at CNA and was an accountant at Touche Ross & Co. in Chicago. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Illinois Society of CPAs. Mr. Jokiel is a past member of the FASB Emerging Issues Task Force and the AICPA Insurance Companies Committee.
      Robert E. Dean has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. Mr. Dean is a private investor. From October 2000 to December 2003, Mr. Dean was a Managing Director of Ernst & Young Corporate Finance LLC, a wholly owned broker-dealer subsidiary of Ernst & Young LLP, serving as member of the Board of Managers from December 2001 to December 2003. From June 1976 to September 2000, Mr. Dean was employed by Gibson, Dunn & Crutcher LLP, where he practiced corporate and securities law and represented numerous public and private companies and investment banks. Mr. Dean was Partner-in-Charge of the Orange County, California, office from 1993 to 1996, was a member of the law firm’s Executive Committee from 1996 to 1999 and co-chaired its financial institutions practice related to banks, thrifts, mortgage and insurance companies. He currently serves as a director, chairman of the Compensation Committee and member of the Audit Committee of ResMAE Financial Corporation.
      Raymond C. Groth has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. Since March 2001, he has been an Adjunct Professor of Business Administration at The Fuqua School of Business, Duke University. From June 1994 to March 2001, Mr. Groth was Managing Director for First Union Securities, Inc. Mr. Groth held several positions in The Investment Banking Department of The First Boston Corporation from September 1979 to March 1992. From June 1972 to August 1979, Mr. Groth was an associate with Cravath, Swaine & Moore LLP. He currently serves as a director and is a member of the Audit Committee and Compensation Committee of CT Communications, Inc. and serves as a director of The Charlotte Symphony Orchestra.
      Robert H. Whitehead has served as a director of Specialty Underwriters’ Alliance, Inc. since August 2004. Mr. Whitehead has over 40 years of experience in insurance business. From 1994 to 1997, he was a director of FHP Financial Corporation, a large California HMO. From June 1993 to June 1995, Mr. Whitehead was Chief Executive Officer and President of the Hawaiian Insurance Guaranty Company, Ltd., where he successfully completed the rehabilitation and sale of that company on behalf of the state. From December 1963 to June 1993, Mr. Whitehead worked at Industrial Indemnity Company of San Francisco, California where he held a number of positions, including President and Chief Operating Officer. In addition, from 1955 to 1963 he held numerous insurance and reinsurance positions in London, New York, Montreal and Toronto. In the past he has been heavily involved in insurance hearings and other legislative activities at the state level in California. Mr. Whitehead has been an independent consultant since 1995.
      Russell E. Zimmermann has served as a director of Specialty Underwriters’ Alliance, Inc. since May 2004. He is a retired partner of Deloitte & Touche LLP. Mr. Zimmermann was employed by Deloitte from March 1965 to May 2000. Mr. Zimmermann has 35 years of experience serving public and privately held companies in the insurance, manufacturing, banking, mutual fund and retail industries, including nearly 28 years serving as lead client services partner. He is a past member of the American Institute of Certified Public Accountants and the Illinois Society of Certified Public Accountants. Mr. Zimmermann

currently serves as a director and chairman of the Audit Committee of ShoreBank Corporation, ShoreBank Chicago, and ShoreBank Pacific, and serves as director and a member of the Audit Committee of ShoreBank Cleveland.
      Paul A. Philp has served as a director of Specialty Underwriters’ Alliance, Inc. since February 2005. He has over 30 years experience at the executive level in the insurance industry within multiple disciplines, including finance, operations, claims, technology and administration. Mr. Philp has served on the board of directors of various insurance related companies over the course of his career. Mr. Philp is currently a principal of Willowbrook Innovation Associates, an insurance consulting firm, and served as President, Chief Executive Officer and Chairman of the Board of Directors of AscendantOne, Inc. until 2003. In 1997, Mr. Philp founded Amherst Innovation Associates, an investment and technology consulting firm serving the insurance industry, and from 1992 until 1997 he served as President and Chief Financial Officer of AMS Services, an insurance technology vendor. From 1970 until 1992, Mr. Philp served as a Vice President of various subsidiaries of AIG.
      Each of the nominees has served as a director during the fiscal year ended December 31, 2005. If voting by proxy with respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.
      In the judgment of the Board of Directors, each of the following directors of the Company meets the standards for independence required by NASDAQ: Robert E. Dean, Robert H. Whitehead, Russell E. Zimmermann, Raymond C. Groth and Paul A. Philp.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.
PROPOSAL 2:
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Company has selected PricewaterhouseCoopers LLP as independent registered public accounting firm (“independent auditors”) for the Company for the fiscal year ending December 31, 2006. In the event the stockholders fail to ratify the appointment, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services rendered by such firm during the periods:

	2005		2004
	Actual Fees		Actual Fees

Audit fees	$694,155		$691,985
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	$1,500	(1)	—

Total Fees	$695,655		$691,985

(1)	Represents fee paid to PricewaterhouseCoopers LLP for licensing of its software product.

      Since becoming subject to the applicable independence rules, all audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s auditors was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The policy of the Audit Committee provides for pre-approval of the yearly audits and quarterly reviews. As individual engagements arise, they are approved on a case-by-case basis. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services.
Audit Committee Consideration of these Fees
      The Company’s Audit Committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees” and “All Other Fees” are compatible with maintaining the independence of PricewaterhouseCoopers LLP.
      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Corporate Governance Principles and Related Matters
      Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Board of Directors Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics and the committee charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These documents are available on our website under “Investor Relations/ Corporate Governance” at www.suainsurance.com or by written request to Specialty Underwriters’ Alliance, Inc., Investor Relations, 222 South Riverside Plaza, Chicago, IL 60606.
      The Board of Directors has determined that each of its directors other than Messrs. Smith and Jokiel, including all those serving on each of the above referenced committees, meets the standards for independence as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers — NASD. The members of the Audit Committee also meet the independence standards of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Board of Directors Guidelines
      Our Board of Directors Corporate Governance Guidelines and Principles sets forth overall standards and policies for the responsibilities and practices of our Board and Board committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our Company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, monitoring and evaluating the performance of our Board members and committees; selecting, evaluating and compensating our Chief Executive Officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics
      All of our employees, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer, and our directors are required to comply with our code of business conduct and ethics. Our code is available on our website at www.suainsurance.com. It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our Chief Executive Officer, Chief Financial Officer and principal accounting officer on our website within three business days of such amendment or waiver.

Board Committees
      The Board of Directors has established an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating and Corporate Governance Committee.

Audit Committee
      Our current Audit Committee consists of Messrs. Zimmermann, Whitehead and Dean. The Board of Directors has determined that Mr. Zimmermann is an “audit committee financial expert” as defined in item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards. The principal responsibilities of the Audit Committee are:

•	to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to any governmental body or the public; the Company’s systems of internal controls, established by management and the Board, regarding finance, accounting, legal compliance and ethics; and the Company’s auditing, accounting and financial reporting processes generally;

•	to serve as an independent and objective body to monitor the Company’s financial reporting process and internal control system;

•	to select, evaluate and, when appropriate, replace the Company’s independent auditors;

•	to review and appraise the audit efforts of the Company’s independent auditors and internal auditing activities; and to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing activities, and the Board; and

•	to approve all related party transactions.
      The Board of Directors adopted a charter for the Audit Committee in 2004. A copy of that charter was attached as an appendix to our proxy statement from the Annual Meeting in 2005 and is also available on our website at www.suainsurance.com. Rules of the Securities and Exchange Commission require that the Company attach a copy of such charter to the proxy statement at least once every three years.

Compensation Committee
      Our current Compensation Committee consists of Messrs. Dean, Groth and Philp. Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The principal duties of the Compensation Committee are:

•	to ensure the Company’s executive officers are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	to communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the Securities and Exchange Commission.

Executive Committee
      Our Executive Committee consists of Messrs. Whitehead, Jokiel and Smith. The principal duties of the Executive Committee are:

•	to exercise the authority of the Board of Directors with respect to matters requiring action between meetings of the Board; and

•	to decide issues from time to time delegated by the Board.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee consists of Messrs. Groth, Zimmermann and Philp. Each member of this committee is an independent director under applicable NASDAQ listing standards. The principal duties of the Nominating and Corporate Governance Committee are:

•	to recommend to the Board proposed nominees for election to the Board by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies which occur between stockholder meetings;

•	to develop and recommend to the Board of Directors a code of business conduct and ethics and to review the code at least annually;

•	to make recommendations to the Board regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the Board and management; and

•	to annually evaluate this committee’s performance and charter.
Nomination of Directors
      The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, and will consider suggestions for potential directors from other directors or stockholders.
      Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company not later than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the Company’s previous year’s annual meeting, or such other date as specified under the Securities Exchange Act of 1934.
      We did not receive for this Meeting any recommended nominees for director from any of our stockholders. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.
      In evaluating a person as a potential nominee to serve as a director of the Company, the Nominating and Corporate Governance Committee considers, among other factors, the following:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•	the contribution which the person can make to the Board and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the Nominating and Corporate Governance Committee may consider relevant, and

•	the character and integrity of the person.
      The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
      There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.
Board and Committee Meetings
      In the fiscal year ended December 31, 2005, there were 6 meetings of the Board of Directors, 5 meetings of the Audit Committee, 4 meetings of the Compensation Committee, and 2 meetings of the Nominating and Corporate Governance Committee. All of our directors attended over 75% of the meetings of the Board and the committees on which they served in fiscal year 2005.
      The non-management directors of our Board meet in executive session several times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.
Compensation of Directors
      We currently pay an annual retainer of $40,000 to each independent director. In addition, we pay a fee of $2,500 per meeting to each independent director who attends a Board meeting in person. Each independent director who chairs a committee also receives an annual retainer of $5,000, as well as $2,000 for each meeting of such committee of the Board chaired. Each other independent director receives $1,000 for each meeting of a committee of the Board of Directors attended. Board fees for telephonic Board and committee meetings are compensated at one-half the amount for in-person meetings. We also reimburse our independent directors for reasonable expenses they incur in attending Board or committee meetings. Finally, each independent director receives a grant of an option to purchase 10,000 shares of Common Stock at an exercise price equal to the then-current fair market value upon becoming a member of the Board and an annual grant of an option to purchase 10,000 shares of Common Stock of the Company at an exercise price equal to the then-current fair market value on the first business day following each annual meeting of the stockholders of the Company under the 2004 Stock Option Plan. Each option vests cumulatively at a rate of 33.33% on each of the first three anniversaries of the date of the grant.
Stockholder Communications with Directors
      Our stockholders who wish to communicate with the Board of Directors or any individual director can write to:
Scott Goodreau
Vice President, General Counsel,
Administration and Corporate Relations
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606

      Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter of your inquiry, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
      At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to any requesting director.
Executive Compensation
      The table below sets forth certain information regarding compensation paid or accrued for 2005, 2004 and 2003 for our Chief Executive Officer and each of our four other most highly compensated executive officers. We refer to these officers as our named executive officers.
Summary Compensation Table

		Annual Compensation						Long-Term Compensation

								Awards		Payouts

									Securities
						Other Annual		Restricted	Underlying	LTIP	All Other
		Salary		Bonus		Compensation		Stock	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	($)		($)		($)		Award(s)	(#)	($)	($)

Courtney C. Smith	2005	400,000		100,000	(2)	71,432	(3)	—	—	—	6,154	(5)
President and Chief	2004	50,769	(1)	100,000	(2)	—		—	190,000	—	—
Executive Officer	2003	—		—		—		—	—	—	—
Peter E. Jokiel	2005	350,000		87,500	(2)	—		—	—	—	7,000	(5)
Executive Vice President	2004	44,423	(1)	87,500	(2)	—		—	136,000	—	—
and Chief Financial	2003	—		—		—		—	—	—	—
Officer
William S. Loder	2005	250,000		62,500	(2)	61,507	(3)	—	—	—	7,202	(5)
Senior Vice President and	2004	31,731	(1)	62,500	(2)	30,000	(4)	—	64,000	—	—
Chief Underwriting Officer	2003	—		—		—		—	—	—	—
Gary Ferguson	2005	250,000		62,500	(2)	20,025	(3)	—	—	—	6,923	(5)
Senior Vice President and	2004	31,731	(1)	62,500	(2)	—		—	64,000	—	—
Chief Claims Officer	2003	—		—		—		—	—	—	—
Scott Goodreau	2005	250,000		1,000		68,755	(3)	—	—	—	6,923	(5)
Vice President, General	2004	31,731	(1)	—		324,450	(4)	—	30,000	—	—
Counsel, Administration	2003	—		—		—		—	—	—	—
and Corporate Relations

(1)	Beginning November 17, 2004

(2)	Guaranteed bonus as required under employment agreement

(3)	Reimbursement for relocation expenses including a 25% gross-up for taxes

(4)	Consulting fees prior to employment

(5)	Company contributions under the Company’s 401(k) plan

Option Grants in Last Fiscal Year
      No new option grants were made to named executive officers in 2005.
Option Exercises and Year-End Option Values
      The following table sets forth information for each of the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the value of unexercisable in-the-money options, as of December 31, 2005.
Aggregated Option Exercises in 2005
and December 31, 2005 Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at		Options at
			December 31, 2005 (#)		December 31, 2005 ($)
	Shares Acquired	Value	(d)		(e)
Name	on Exercise (#)	Realized ($)
(a)	(b)	(c)	Exercisable	Unexercisable	Exercisable	Unexercisable

Courtney C. Smith	—	—	63,333	126,667	—	—
Peter E. Jokiel	—	—	45,333	90,667	—	—
William S. Loder	—	—	21,333	42,667	—	—
Gary J. Ferguson	—	—	21,333	42,667	—	—
Scott Goodreau	—	—	10,000	20,000	—	—
Employment and Noncompetition Agreements
      On November 11, 2004, we entered into amended and restated employment agreements with Courtney C. Smith, Peter E. Jokiel, William S. Loder and Gary J. Ferguson. The agreements provide for a base salary for Mr. Smith of $400,000, Mr. Jokiel of $350,000, Mr. Loder of $250,000 and Mr. Ferguson of $250,000, subject to a non-discretionary increase of 5% in each of the second and third full fiscal years. Each executive is eligible to receive an annual bonus of no more than 100% of base salary.
      Each agreement provides that the bonuses are computed in the following manner:

•	until December 31, 2007 for each of the first three full fiscal years after November 23, 2004, each executive will (1) receive a guaranteed non-performance related bonus equal to 25% of the executive’s base salary for such fiscal year provided the executive is employed by us at the end of such fiscal year and (2) be eligible to receive a performance based bonus of up to 75% of the executive’s base salary, if the performance goals for the executive determined by our Compensation Committee for the respective full fiscal year are achieved.
      In addition, each agreement provides that in the event of termination by (1) us due to the executive’s death or disability or cause, or (2) by the executive other than for good reason, the executive will be entitled to receive:

•	base salary up to and including the effective date of termination, prorated on a daily basis;

•	payment for any accrued, unused vacation as of the effective date of termination;

•	in the event of termination due to the executive’s death or disability, any performance-based bonus previously earned but not paid;

•	a prorated amount of any guaranteed bonus, if termination occurs during the first three fiscal years after the commencement of the agreement; and

•	any other benefits (if any) payable upon the executive’s death or disability.

      Further, each agreement provides that in the event of termination by (1) us other than due to the executive’s death or disability or cause, or (2) by the executive for good reason, the executive will be entitled to receive:

•	a lump sum payment of an amount equal to the amount of the executive’s base salary that would have been paid to the executive through the date on which the term otherwise would have ended (or through the date on which the initial term otherwise would have ended); provided, however, that if such termination occurs within 18 months before the date on which the initial term otherwise would have ended, or as a result of our failure to extend the initial term to the full extent of the three one-year extension periods, or during any extension period, then the executive will instead receive a lump sum payment of an amount equal to 150% of the annual amount of the executive’s base salary calculated at the rate in effect at the date of such termination;

•	a lump sum payment of an amount equal to 50% of the amount of the executive’s base salary paid pursuant to the employment agreement;

•	any performance-based bonus previously earned but not paid; and

•	any payment for any accrued, unused vacation as of the date of termination.
      Each employment agreement provides that during the executive’s employment (and for the further period described below), the executive will not within the United States:

•	engage in any activity that competes with us in the business of insurance;

•	solicit any person or entity which is then a customer or party to any insurance-related contract with us or has been a customer or supplier or such a party or solicited by us in the preceding two-year period, to divert their business to any entity other than us;

•	solicit for employment, engage and/or hire any person who is then employed by us or engaged by us as an independent contractor or consultant; and/or

•	encourage or induce any person who is then employed by us or engaged by us as an independent contractor or consultant to end his/her business relationship with us.
      Each employment agreement also provides that if employment is terminated by the executive other than for good reason, the executive has agreed not to compete with us through the date on which the employment would have otherwise ended. If the employment is terminated for cause, the executive has agreed not to compete with us through the longer of (1) one year following the termination of his employment with us, or (2) the period during which the term would have otherwise continued in effect. During such period, we will continue to pay the executive the base salary and any guaranteed bonus, if applicable. We, at our sole option, may choose to terminate such payments at any time during the restricted period, at which time the executive will no longer be subject to the non-competition restrictions. If the employment is terminated under any circumstances that result in any payments from us to the executive, each of the executives has agreed not to compete with us through the longer of (1) one year following the termination of his employment with us, (2) the period during which we continue to pay the base salary to the executive, or (3) two years following the termination of his employment with us in case the termination is due to causes other than the executive’s death or disability, cause, good reason or change in control. In any event, an executive will no longer be subject to such restrictions if, at his sole option, he advises us that he will forfeit receipt of any further payments.
      Notwithstanding the provisions described above, if the executive’s employment is terminated by us, other than due to the executive’s death or disability or cause, or by the executive for good reason, in either case, upon or within six months following a “change in control,” then, (1) all stock options then held by the executive that were not previously exercised will become fully vested and exercisable; (2) any performance-based bonus previously earned but unpaid will become fully vested and will be paid as soon as practicable; and (3) the executive shall be entitled to receive a lump sum payment of an amount equal to three times the annual amount of the executive’s base salary calculated at the rate in effect at the date of such termination. Notwithstanding the preceding, if these benefits and payments, either alone or together with other benefits and payments that the executive has the right to receive either directly or indirectly from us or any of our affiliates, would constitute an excess parachute payment, or excess payment, under Section 280G of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the executive hereby agrees that these benefits and payments will be reduced (but not below zero) by the amount necessary to prevent any such benefits and payments to the executive from constituting an excess payment, as determined by our independent auditor.
      “Cause” means that the executive: (1) has committed an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof; (2) has committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (3) has engaged in conduct that violated our then-existing material internal policies or procedures and which is detrimental to the business, reputation, character or standing of us or any of our affiliates; (4) has committed an act of fraud, self dealing, conflict of interest, dishonesty or misrepresentation; or (5) after written notice by us and a reasonable opportunity to cure, has materially breached his obligations as set forth in his employment agreement.
      “Good Reason” will apply if the executive sends us written notice setting forth the alleged good reason and after a 60-day cure period there continues to be: (1) a material adverse change in the executive’s title, position or responsibilities; and/or (2) a material breach by us of any material provision of the employment agreement.
      “Change in Control” is defined as:

•	any person or group of persons acting in concert (other than any person who, prior to our initial public offering, is a holder of our voting securities) that holds or becomes entitled to more than 50% of the combined voting power of our outstanding voting securities;

•	our Board of Directors approves our merger or consolidation with any other corporation, other than a merger or consolidation that would result in all or substantially all of the holders of our voting securities immediately prior thereto continuing to hold at least 50% of the combined voting power of our outstanding voting securities or the surviving entity immediately after such merger or consolidation; or

•	our Board of Directors approves a plan of our complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, other than any such sale or disposition where all or substantially all of the holders of our voting securities immediately prior thereto continue to hold at least 50% of the combined voting power of the outstanding voting securities of the acquiror or transferee entity immediately after such sale or disposition.
Equity Compensation Plan Information
      The following table sets forth information as of December 31, 2005 regarding all of our existing compensation plans pursuant to which shares of equity securities are authorized for issuance:

Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to be	Weighted Average Exercise	Equity Compensation
	Issued upon Exercise of	Price of Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants and	Securities Reflected in
Plan Category	Warrants and Rights(#) (a)	Rights($) (b)	Column (a))(#) (c)

Equity compensation plans approved by securityholders	727,466	$9.40 per share	122,534

Stock Option Plan
2004 Stock Option Plan.
      Our Board of Directors and stockholders approved the 2004 Stock Option Plan (“Stock Option Plan”) on April 27, 2004. Through Board and stockholder action, the Stock Option Plan was amended and restated effective November 11, 2004. The purpose of the Stock Option Plan is to provide directors, employees, consultants and independent contractors with additional incentives by increasing their personal ownership interests. Individual awards under the Stock Option Plan may take the form of:

•	incentive stock options, or

•	non-qualified stock options.
      The Compensation Committee administers the Stock Option Plan and selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be issued under the Stock Option Plan may not exceed 850,000 shares. The maximum number of shares of Common Stock that may be the subject of options granted to any individual during any calendar year shall not exceed 500,000. Shares of Common Stock subject to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. In addition, the Stock Option Plan provides that on the first business day following each annual meeting of stockholders (and on the date on which a non-employee director first becomes a member of our Board of Directors before the first annual meeting), each non-employee director will receive an automatic option grant to purchase 10,000 shares of Common Stock. The Stock Option Plan provides that the term of any option may not exceed ten years.
      The Stock Option Plan will remain in effect until April 27, 2014 unless the Board of Directors terminates it. An increase in the number of shares issuable under the plan or a change in the class of persons to whom options may be granted may be made by the Board of Directors or the Compensation Committee, but is subject to the approval of the stockholders within one year of such amendment. The Stock Option Plan may be amended by the Board of Directors without the consent of the stockholders.
      As of December 31, 2005, options to purchase 727,466 shares have been granted under the Stock Option Plan.
Compensation Committee Interlocks and Insider Participation
      Robert E. Dean, Raymond C. Groth and Paul A. Philp are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or Compensation Committee.
Audit Committee Report
      The Audit Committee is comprised of Russell E. Zimmermann, Robert H. Whitehead and Robert E. Dean, all of whom are independent directors as defined by NASDAQ Rule 4350(D)(2)(B). The Audit Committee operates under a written charter, which was adopted by the Board. The Audit Committee appoints the Company’s independent auditors.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. Additionally, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
      The Company’s independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the independent auditor’s independence. The Audit Committee also considered whether the provision by PricewaterhouseCoopers LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors’ independence.
      Based upon the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
The Audit Committee
Russell E. Zimmermann
Robert H. Whitehead
Robert E. Dean
Compensation Committee Report on Executive Compensation
      The Compensation Committee consists of Robert E. Dean, Raymond C. Groth and Paul A. Philp, who are not current or former employees or officers of the Company and who meet the independence standards of the NASDAQ, Securities and Exchange Commission and the Internal Revenue Service. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s stock option plans and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. At December 31, 2005, the Company had seven executive officers, including its Chief Executive Officer, Executive Vice President and Chief Financial Officer, two Senior Vice Presidents and three Vice Presidents.
      The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company’s financial performance and to individual performance and contributions to the Company’s success. The Company’s compensation programs are expected to be revised from time to time to be competitive within the insurance industry.
      Each of the Company’s four most senior executive officers, including the Company’s Chief Executive Officer Courtney C. Smith, are parties to employment agreements with the Company that were approved by the Compensation Committee in 2004. In the employment agreements, the salary and potential bonus range for each officer was established, with the corporate and individual goals for the performance bonuses to be established by the Board of Directors or its Compensation Committee. In 2005, each of these senior executive officers received their base salary as provided under their employment agreement. In addition, a guaranteed bonus of 25% of base salary was paid to each executive following year end as required under his employment agreement if the executive remains in the employ of the Company at year end.
      In the early part of 2005, the Compensation Committee reviewed potential structures for the Company’s performance-based bonus program for all executive officers. Consideration was given to basing two-thirds of any performance-based bonus on Company financial performance and one-third on the achievement of individual performance goals. The Compensation Committee was of the opinion that for 2005 no performance-based bonus (whether based upon Company performance or individual performance)

should be paid unless a minimum level of financial performance (based upon return on equity and/or net income) was met for 2005. Given the Company’s performance in 2005, the Compensation Committee concluded that no performance-based bonuses were appropriate for executive officers in 2005.
      Stock-based compensation is also an important element of the Company’s compensation program. The Company’s 2004 Stock Option Plan was adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the option plans, the size of a particular award based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed to the Company’s performance. In 2005, the only executive officer to receive a grant under the Company’s 2004 Stock Option Plan was the Company’s Chief Information Officer, who received an option to purchase 30,000 shares of the Company’s Common Stock in connection with his hiring. The Company’s grant of an option to purchase 24,000 shares to its former Chief Information Officer was terminated in 2005.
      The Compensation Committee believes awards pursuant to the option plans align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such plan only if the other stockholders of the Company also benefit. The purpose of the option plan is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The number of awards that the Compensation Committee will grant to executive officers will be based on individual performance and level of responsibility. Since stock or option awards are tied to the future performance of the Company’s Common Stock, they will provide value only if the price of the Company’s Common Stock exceeds the exercise or grant price of the options.
      The Company’s Chief Executive Officer’s salary for 2005 was established pursuant to the terms of his employment agreement. In addition to the guaranteed bonus discussed above, the Chief Executive Officer is eligible under his employment agreement to receive an annual bonus based upon the meeting of performance-based goals set by the Compensation Committee. As with the other senior executive officers, Mr. Smith did not receive a performance-based bonus in 2005.
      Because the Company relocated to Chicago, Illinois in 2005, four executive officers who resided out of the state of Illinois were reimbursed for relocation expenses associated with moving to Chicago including a 25% gross-up for taxes. The total reimbursement for relocation expenses paid to four executive officers in 2005 was $221,719.
      The Internal Revenue Code of 1986, as amended, prohibits publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.
The Compensation Committee
Robert E. Dean
Raymond C. Groth
Paul A. Philp

Stockholder Return Performance Presentation
      The following line graph sets forth for the period of November 23, 2004 through December 31, 2005, a comparison of the percentage change in the cumulative total stockholder return on the Company’s Common Stock compared to the cumulative total return of the Standard & Poor’s (“S&P”) 500 Stock Index and the S&P Property & Casualty Insurance Index.
      The graph assumes that the shares of the Company’s Common Stock were bought at the price of $100 per share and that the value of the investment in each of the Company’s Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends when paid.

Security Ownership of Certain Beneficial Owners and Management
      The following table provides information as of March 20, 2006, with respect to ownership of Common Stock by (i) each beneficial owner of five percent or more of the Company’s Common Stock known to the Company, (ii) each director of the Company, (iii) each of the Company’s most highly compensated executive officers in fiscal 2005 and (iv) all directors and executive officers as a group.

	Number of Shares		Percent
Name and Address(1)	Beneficially Owned		of Stock

Southpoint Capital Advisors LP	1,428,500	(2)	9.73%
222 South Riverside Plaza Chicago, IL 60606
Friedman, Billings, Ramsey Group, Inc.	1,242,410	(3)	8.46%
1001 Nineteenth Street North, 18th Floor Arlington, VA 22209
FMR Corp.	1,112,330	(4)	7.577%
82 Devonshire Street Boston, MA 02109
Endicott Management Company	1,105,000	(5)	7.53%
623 Fifth Avenue, Suite 3104 New York, NY 10022
Wells Fargo & Company	930,500	(6)	6.34%
420 Montgomery Street San Francisco, CA 94105
Dreman Value Management, LLC	907,900	(7)	6.18%
520 East Cooper Avenue, Suite 230-4 Aspen, CO 81611
Bares Capital Management	814,356	(8)	5.55%
510 South Congress Avenue, Suite 306 Austin, TX 78704
Eubel Brady & Suttman Asset Management, Inc.	792,205	(9)	5.40%
7777 Washington Village Drive, Suite 210 Dayton, OH 45459
Courtney Smith	117,814	(10)	*
Peter E. Jokiel	93,475	(11)	*
William S. Loder	43,938	(12)	*
Gary J. Ferguson	42,173	(13)	*
Scott W. Goodreau	12,300	(14)	*
Robert E. Dean	9,167	(15)	*
Raymond C. Groth	7,667	(16)	*
Robert H. Whitehead	7,667	(17)	*
Russell E. Zimmermann	8,167	(18)	*
Paul A. Philp	7,667	(19)	*
All executive officers and directors as a group	364,661	(20)	2.48%

(1)	All addresses are those of Specialty Underwriters’ Alliance, Inc., unless otherwise indicated.

(2)	This information is based upon a Schedule 13G filing with the SEC dated February 9, 2006 setting forth information as of December 31, 2005. Southpoint GP, LP, Southpoint Capital Advisors, LLC, Southpoint GP, LLC, Robert W. Butts, and John S. Clark II filed a Schedule 13G jointly to reflect ownership of these shares.

(3)	This information is based upon a Schedule 13G filing with the SEC dated February 14, 2006 made by Friedman, Billings, Ramsey Group Inc., or FBR, setting forth information as of December 31,

2005. We have entered into a voting agreement with FBR, pursuant to which it will vote all shares beneficially owned by it exceeding 5% of the outstanding shares of common stock in the same proportion as our other shares of common stock are voted. FBR is an affiliate of a broker-dealer. It purchased its shares in the ordinary course of business, and at the time of the purchase of the securities, FBR had no agreement, directly or indirectly, with any person to distribute the securities.

(4)	This information is based upon a Schedule 13G filing with the SEC dated February 14, 2006 made by FMR Corp., setting forth information as of December 31, 2005. According to such filing, wholly-owned subsidiaries or affiliates of FMR Corp., or the Fidelity Funds, including a registered investment advisor, own these shares. FMR Corp. does not have the power to vote or direct the voting of shares owned by the Fidelity Funds, which power resides with Fidelity Funds’ Board of Trustees.

(5)	This information is based upon a Schedule 13G filing with the SEC dated February 14, 2006 made by Endicott Management Company setting forth information as of December 31, 2005. Wayne Goldstein and Robert Usdan are the beneficial owners of, and have shared voting and dispositive power over, 1,105,000 shares, by virtue of their ultimate voting and dispositive power over the following shares: (i) 204,900 shares held by W.R. Endicott, L.L.C., as general partner of Endicott Partners, L.P.; (ii) 438,200 shares held by W.R. Endicott II, L.L.C., as general partner of Endicott Partners, II, L.P.; (iii) 135,000 shares held by W.R.D. Endicott, L.L.C., as general partner of Endicott Opportunity Partners, L.P.; and (iv) 285,800 shares held by Endicott Offshore Investors, Ltd., and 41,100 shares held by two managed accounts. The shares referenced under (iv) are beneficially owned by Endicott Management Company.

(6)	This information is based upon a Schedule 13G filing with the SEC dated March 2, 2006 made by Wells Fargo & Company setting forth information as of December 31, 2005 and includes shares held by Wells Capital Management Incorporated, a registered investment advisor.

(7)	This information is based upon a Schedule 13G filing with the SEC dated February 10, 2006 made by Dreman Value Management, LLC, setting forth information as of December 31, 2005.

(8)	This information is based upon a Schedule 13G filing with the SEC dated February 1, 2006 made by Bares Capital Management, Inc. setting forth information as of December 31, 2005.

(9)	This information is based upon a Schedule 13G filing with the SEC dated February 14, 2006 made by Eubel Brady & Suttman Asset Management, Inc., setting forth information as of December 31, 2005. Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel, and Bernard J. Holtgrieve have shared voting power and shared dispositive power over these shares.

(10)	Courtney C. Smith is our President, Chief Executive Officer, and director. Includes 63,333 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(11)	Peter E. Jokiel is our Executive Vice President, Chief Financial Officer, and director. Includes 45,333 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(12)	William S. Loder is our Senior Vice President and Chief Underwriting Officer. Includes 21,333 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(13)	Gary J. Ferguson is our Senior Vice President and Chief Claims Officer. Includes 21,333 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(14)	Scott W. Goodreau is our Vice President, General Counsel, Administration and Corporate Relations. Includes 10,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(15)	Robert E. Dean is a director. Includes 2,500 shares held in living trust as to which Mr. Dean has shared voting and dispositive power with his wife. Also includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(16)	Raymond C. Groth is a director. Includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(17)	Robert H. Whitehead is a director. Includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(18)	Russell E. Zimmermann is a director. Includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(19)	Paul A. Philp is a director. Includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.

(20)	The total shares beneficially owned includes 201,333 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006. The only executive officers of the Company included in this total but not otherwise shown on this table are Barry G. Cordeiro, Vice President and Chief Information Officer, and Scott K. Charbonneau, Vice President and Chief Actuary. Mr. Cordeiro beneficially owned 3,960 shares. Mr. Charbonneau beneficially owned 10,667 shares, which includes 6,667 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of March 20, 2006.
Certain Relationships and Related Transactions
      None.
Section 16(a) Beneficial Ownership Reporting Compliance
      The Company believes that during 2005 its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except for the annual grant of an option to purchase shares of Common Stock of the Company to Robert E. Dean, Raymond C. Groth, Robert H. Whitehead, Russell E. Zimmermann, and Paul A. Philp on May 13, 2005, reported late on Form 4 on June 17, 2005. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s Common Stock and on copies of reports that have been filed with the Securities and Exchange Commission.
OTHER BUSINESS
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Courtney C. Smith
Chairman of the Board

Dated: April 3, 2006
Your vote is important. Please sign, date and return your proxy card so that a quorum may be represented at the meeting.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS — MAY 2, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Specialty Underwriters’ Alliance, Inc., a Delaware corporation, hereby appoints Courtney C. Smith, Peter E. Jokiel, and Scott Goodreau and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 8:00 a.m. CST on May 2, 2006, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
MAY 2, 2006
PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect 7 nominees for Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐	Courtney C. Smith
		☐	Peter E. Jokiel
☐	WITHHOLD AUTHORITY	☐	Robert E. Dean
	FOR ALL NOMINEES	☐	Raymond C. Groth
		☐	Robert H. Whitehead
		☐	Russell E. Zimmermann
		☐	Paul A. Philp
☐	FOR ALL EXCEPT
(see instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as show here. ☒

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	With discretionary authority upon such other matters as may properly come before the Meeting	☐	☐	☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.